Exhibit (e)(2)

SEVENTH AMENDMENT TO

FLEXSHARES® TRUST

ETF DISTRIBUTION AGREEMENT

This 7th Amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of September 1st, 2011, as amended, by and between FlexShares® Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”) is hereby entered into as of August 11, 2015 (the “Effective Date”).

WHEREAS, Trust and Distributor desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 8(c) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trust and Distributor hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby amended and restated by Appendix attached hereto to reflect the addition of FlexShares® Credit-Scored US Long Corporate Bond Index Fund and FlexShares® US Quality Large Cap Index Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	The Amendment shall be governed by and the provisions of this amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FLEXSHARES TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/Peter K. Ewing	By:	/s/Mark Fairbanks
Name: Peter K. Ewing			Mark Fairbanks, President
Title: Vice President

Appendix A

EXHIBIT A

FlexShares® Credit-Scored US Corporate Bond Index Fund

FlexShares® Credit-Scored US Long Corporate Bond Index Fund

FlexShares® Disciplined Duration MBS Index Fund

FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund

FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund

FlexShares® International Quality Dividend Defensive Index Fund

FlexShares® International Quality Dividend Dynamic Index Fund

FlexShares® International Quality Dividend Index Fund

FlexShares® Global Quality Real Estate Index Fund

FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund

FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund

FlexShares® Morningstar Global Upstream Natural Resources Index Fund

FlexShares® Morningstar US Market Factor Tilt Index Fund

FlexShares® Quality Dividend Defensive Index Fund

FlexShares® Quality Dividend Dynamic Index Fund

FlexShares® Quality Dividend Index Fund

FlexShares® Ready Access Variable Income Fund

FlexShares® STOXX® Global Broad Infrastructure Index Fund

FlexShares® US Quality Large Cap Index Fund